Exhibit 99.1

For Immediate Release

October 17, 2006

HARBOR ACQUISITION CORPORATION SIGNS DEFINITIVE AGREEMENT

TO ACQUIRE ELMET TECHNOLOGIES, INC

Boston, MA and Lewiston, ME, October 17, 2006 – Harbor Acquisition Corp. (AMEX: HAC, HAC-U, HAC-WT) (“Harbor”) and Elmet Technologies, Inc. (“Elmet”) of Lewiston, Maine, announced today that they have signed a definitive Stock Purchase Agreement for Harbor to acquire Elmet for a combination of cash and Harbor stock.  Elmet is a privately held, fully-integrated manufacturer of custom designed and engineered Advanced Enabling Materials* products. The acquisition will provide Elmet with access to additional capital to meet the anticipated increased market demand for Elmet’s molybdenum and tungsten-based component solutions for high technology OEM applications.  Elmet’s Advanced Enabling Materials products are used in flat-panel displays, medical imaging devices, MP3 players and DVRs, as well as lighting products.

Following consummation of the acquisition, Elmet’s current management team, led by Jack Jensen, CEO, will continue to lead the organization, with the company’s operations remaining in Lewiston.

John Carson, Chairman of Harbor stated, “We are very excited about this transaction due to Elmet’s strong management team and growth potential.  Since its management buy-out in 2004, Elmet has focused on providing high-tech solutions to its customers and is well-positioned to capitalize on the growth of the Advanced Enabling Materials market.”

Jack Jensen, CEO of Elmet, remarked, “Our rapid growth and successes since becoming an independent company encouraged us to seek a sophisticated financial partner that would appreciate and support our strong culture of design, quality, and customer service. Having access to capital through the public markets with Harbor, along with our skilled and dedicated workforce and a singular focus on continuing to implement Elmet’s growth plan, provides us with the optimal alternative for assuring the Company’s continued success in serving its world-class set of customers.”

Summary of the Transaction

Under the terms of the acquisition agreement, Harbor will purchase Elmet for an initial payment of approximately 2.191 million shares of Harbor common stock and approximately $108.9 million in cash, which includes repayment of Elmet’s existing indebtedness, subject to certain closing adjustments and escrow funding.

The Elmet stockholders will also be entitled to receive a potential earnout payment of up to $28 million based on Elmet achieving minimum EBITDA (as defined in the Stock Purchase Agreement) thresholds, payable 60% in cash and 40% in shares of Harbor common stock:

•                  Target EBITDA for the earnout in 2007 is $21 million (100% payout of earnout amount), $18 million (50% payout of earnout amount), between $18 and $21 million, the earnout is prorated.

•                  In the event the earnout is not fully earned in 2007, target EBITDA for 2007/2008 combined is $39 million (100% payout of remaining earnout amount), $37 million (50% payout of remaining earnout amount), between $37 and $39 million, the remaining earnout is prorated.

Following the completion of the transaction, the Harbor board of directors will consist of eight members, four members who are current directors of Harbor, two members from Elmet and two members to be designated by Elmet and subject to Harbor’s acceptance.

The closing of the acquisition is subject to customary closing conditions, including approval of the acquisition agreement by the stockholders of Harbor. In addition, the closing is conditioned on holders of less than 20% of the shares of Harbor common stock voting against the acquisition and electing to convert their Harbor common stock into cash from the trust fund established in connection with Harbor’s initial public offering.

Elmet Technologies, Inc. Overview

Originally founded in 1929, Elmet became an independent company in late 2003 when its current CEO Jack Jensen led the management buyout of Elmet from its former parent, Philips Electronics North America Corporation. Under Jensen and his management team, Elmet has enjoyed growth by providing innovative refractory metal solutions to OEMs serving such industries as data storage, semiconductor, medical, electronics and lighting.  Elmet now employs approximately 230 highly-skilled sales, design, engineering, and production professionals at its Lewiston, Maine headquarters. Elmet’s products are typically custom-engineered components used in products such as medical imaging devices, silicon wafer chip manufacturing equipment, and specialty commercial and residential lighting applications.

Since 2003, the Company has streamlined its operations, focused its engineering team on new product development, invested in advanced technological equipment and shifted its product focus to high-value “mission critical” consumable components. Elmet is among the select few companies with the fully-integrated capability to transform tungsten and molybedenum into engineered materials, which have emerged as crucial components for key end market customers. The need to optimize the performance of high-growth product categories, such as flat panel displays, data storage devices, and medical imaging devices, is the key driver in demand for these highly specialized Advanced Enabling Materials.

About Harbor Acquisition Corporation

Based in Boston, Harbor is a publicly traded, special purpose acquisition company (“SPAC”) formed to invest in or acquire a manufacturer of industrial or consumer products. The contemplated transaction is subject to shareholder approval, along with certain regulatory approvals including the filing of a proxy statement with the Securities and Exchange Commission.  Upon completion of the transaction, Harbor intends to change its corporate name to Elmet Technologies Holdings, Inc.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These forward-looking statements are based on current expectations and projections about future events and no party assumes an obligation to update any such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Harbor and Elmet that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause our future results to differ from those statements include, but are not limited to, the failure of Harbor’s stockholders to approve the acquisition and the transactions contemplated thereby; the number and percentage of Harbor’s stockholders voting against the acquisition and electing to exercise their redemption rights; changing interpretations of generally accepted accounting principles; costs associated with continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Elmet is engaged; the continued ability of Elmet to successfully execute its business plan involving the proper management of its human resources and assets; demand for the products and services that Elmet provides; continued availability of, and changes in pricing for, raw materials used by Elmet; general economic conditions; geopolitical events and regulatory changes; as well as other relevant risks detailed in Harbor’s filings with the Securities and Exchange Commission.

Additional Information

This communication is being made in respect of the proposed transaction involving Elmet, its stockholders and Harbor. In connection with the proposed transaction, Harbor will file with the Securities and Exchange Commission a proxy statement on Schedule 14A for the stockholders of Harbor describing the proposed transaction. Harbor will be filing other documents with the SEC as well.   BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS ARE ADVISED TO READ, WHEN AVAILABLE, HARBOR’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THIS PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION.

The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain a copy of the definitive proxy statement and other documents related to the transaction that are filed with the SEC, without charge, once available, at the SEC’s Internet site (http://www.sec.gov) or by directing a request to Harbor Acquisition Corp. at One Boston Place, Suite 3630, Boston , Massachusetts 02108. As a result of the review by the SEC of the proxy statement, Harbor may be required to make changes to its description of the acquired business or other financial or statistical information contained in the proxy statement.

Harbor and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction with Elmet and its stockholders.   Information regarding Harbor’s directors and executive officers is set forth in Harbor’s final prospectus dated April 27, 2006, and the proxy statement relating to the proposed transaction with Elmet and its stockholders when it becomes available.

Harbor’s final prospectus also contains a description of the security holdings of the Harbor officers and directors and of Ferris Baker Watts, the managing underwriter of Harbor’s initial public offering consummated on May 1, 2006, and their respective interests in the successful consummation of this business combination.

*Source: Avinash Kant, Ph.D., Canaccord Adams

Contact:

Robert Hanks

Chief Executive Officer

Harbor Acquisition Corporation

617.624.8411

Or

Devlin Lander

Integrated Corporate Relations

415.292.6855